NAMOYA MINING

EN ABREGE « NM »

Société Anonyme

SIEGE SOCIAL: No.14, AVENUE SERGENT MOKE, COMMUNE DE NGALIEMA, KINSHASA REPUBLIQUE DEMOCRATIQUE DU CONGO

(la « Société»)

STATUTS HARMONISES

STATUTS

Entre les soussignés :

1. NAMOYA (BARBADOS) LIMITED, société de droit de la Barbade, dont le siège social est établi à Parker House, Wildey Business Park, Wildey Roads, St. Michael, BB 14006 Barbados, valablement représentée aux fins de présentes par Maître Lambert S. Djunga, porteur d'une procuration spéciale lui délivrée à cet effet ;

2. Monsieur Arnold T. Kondrat, Administrateur des sociétés, de nationalité canadienne, domicilié au 100, King Street West, Toronto, Ontario, M5X $1^{E}3$, Canada, valablement représenté aux fins des présentes par Maître Lambert S. Djunga, porteur d'une procuration spéciale a lui délivrée à cet effet ;

3. Madame Carmen-Stone Kondrat, Administrateur des sociétés, de nationalité canadienne, domiciliée au 100, King Street West, Toronto, Ontario, M5X $1^{E}3$, Canada, valablement représentée aux fins de présentes par Maître Lambert S. Djunga, porteur d'une procuration spéciale lui délivrée à cet effet ;

4. Monsieur Donald Madilo, Administrateur des sociétés, de nationalité canadienne, domicilié au 2257, Bankside Drive, Mississauga, Ontario, L5M 6^{E2}, Canada, valablement représenté aux fins des présentes par Maître Marco Dimandja Lumumba, porteur d'une procuration spéciale a lui délivrée à cet effet ;

5. Monsieur Geoffrey Farr, Administrateur des sociétés, de nationalité canadienne, domicilié au 66, Woburn Avenue, Toronto, Ontario, M5M 1K6, Canada, valablement représenté aux fins de présentes par Maître Marco Dimandja Lumumba, porteur d'une procuration spéciale lui délivrée à cet effet ;

6. Monsieur Richard Lachcik, Administrateur des sociétés, de nationalité canadienne, domicilié au 248, Gloucester Avenue, Oakville, Ontario, L6J 3W7, Canada, valablement représenté aux fins des présentes par Maître Marco Dimandja Lumumba, porteur d'une procuration spéciale a lui délivrée à cet effet ;

7. Monsieur Lambert S. Djunga, Avocat, de nationalité congolaise, domicilié au 07, Avenue Lodja, Quartier Socimat, Commune de la Gombe, Kinshasa, République Démocratique du Congo.

Il est établi ainsi qu'il suit, les statuts de la société anonyme qui va exister entre eux à la date d'adoption des présents statuts et avec tous les autres propriétaires d'actions qui pourraient entrer dans la société ultérieurement.

IL A ETE CONVENU ET ARRETE CE QUI SUIT:

TITRE PREMIER : DENOMINATION – SIEGE – OBJET – DUREE

Article Ier : Forme

Il est confirmé être formé entre les propriétaires des actions déjà créées, et de celles qui pourront l'être ultérieurement, une *société anonyme* qui sera régie par l'Acte Uniforme de l'OHADA relatif au droit des sociétés commerciales et au Groupement d'Intérêt Economique (« AUSGIE »), et tous autres textes ultérieurs complémentaires ou modificatifs.

Article 2 : Dénomination

La société a pour dénomination : NAMOYA MINING, *en abrégé NM.*

Dans tous les actes, correspondances, factures, annonces, publications et autres documents de toute nature émanant de la société et destinés aux tiers, la dénomination sociale devra toujours être précédée ou suivie immédiatement de la mention *« société anonyme»* avec Conseil d'Administration ou des initiales ***« SA avec CA »,*** de l'énonciation du capital social, de l'adresse du siège social, de la mention de son immatriculation au registre du commerce et du crédit mobilier.

Article 3 : Siège social

Le siège social de la Société est établi à Kinshasa, au 14, Avenue Sergent Moke, Commune de Ngaliema, République Démocratique du Congo.

Il peut être transféré en tout autre endroit à Kinshasa, par décision du Conseil d'Administration qui modifie les statuts en conséquences, sous réserve de la ratification de cette décision par la prochaine Assemblée Générale Ordinaire.

Il peut être transféré en tout autre endroit de la République Démocratique du Congo, par délibération de l'Assemblée générale.

Des bureaux, des succursales, comptoirs, dépôts et agences peuvent être établis par décision du Conseil d'Administration en tout autre lieu de la République Démocratique du Congo.

Article 4: Objet Social

La société a pour objet toutes opérations de prospection, de recherches et d'exploitation de substances minérales concessibles ainsi que toutes opérations de concentration, de transformation, de commercialisation, d'exportation de ces substances et leurs dérivés ainsi que toutes opérations connexes liées directement aux activités ci-dessus.

La société peut également faire pour elle-même et, éventuellement, pour compte de tiers toutes opérations minières, commerciales, industrielles, immobilières, foncières, agricoles, et financières de nature à favoriser la réalisation de son objet principal.

Elle peut aussi s'intéresser par voie d'apport, souscription, fusion, participation ou sous toute autre forme dans des sociétés ou entreprises ayant un objet similaire ou connexe au sein ou de nature à faciliter ou développer directement ou indirectement son activité.

L'objet social peut en tout temps être modifié sur décision de l'assemblée générale extraordinaire des actionnaires statuant dans les conditions prévues par les présents statuts.

Article 5: Durée

La société est constituée pour une durée de nonante neuf ans à partir de l'immatriculation au Registre de Commerce et de Crédit Mobilier, sauf dissolution anticipée ou prorogation.

TITRE DEUXIEME : CAPITAL SOCIAL - ACTIONS – APPORTS

Article 6: Apports en nature

Depuis la constitution initiale de la société au jour des présentes, Banro Corporation dont le cessionnaire est présentement Namoya (Barbados) Limited avait apporté en nature les droits immobiliers suivants:

- les droits miniers d'exploitation no. 18 ;
- les droits immobiliers des bâtiments à usage résidentiel et industriel du poste de Namoya, en ce compris le camp des travailleurs ;
- la centrale hydro-électrique de Mangembe d'une puissance installée de 2400kw ;

- la ligne à haute tension Mangembe –Namoya de 69Km ; en ce compris les installations connexes;
- le système de réseau hydraulique relatif au schéma d'alimentation de la centrale, le schéma hydraulique desservant les postes centrales, la mine et l'usine ; et
- la plaine d'aviation de Namoya; lesquels apports sont évalués au montant de un milliard cent nonante neuf millions neuf cent nonante deux mille huit cent Francs congolais (CDF 1.199.992.800) pour un nombre de 99.994 actions.

Article 7 : Apport en Numéraire

Les actionnaires suivants ont effectués des apports en numéraire de la manière ci-après :

- Monsieur Arnold T. Kondrat a souscrit et libéré CDF 1200 en contrepartie d'1 action ;
- Madame Carmen-Stone Kondrat a souscrit et libéré CDF1200 en contrepartie d'1 action;
- Monsieur Donald Madilo a souscrit et libéré CDF 1200 en contrepartie d'1 action ;
- Monsieur Geoffrey Farr a souscrit et libéré CDF 1200 en contrepartie d'1 action ;
- Monsieur Richard Lachcik a souscrit et libéré CDF 1200 en contrepartie d'1 action ;
- Monsieur Lambert S. Djunga a souscrit et libéré CDF 1200 en contrepartie d'1 action.

Article 8 : Capital social

Le capital social est fixé à un milliard deux cent millions de Francs Congolais (CDF 1.200.000.000), lors de la constitution de la société, représenté par 1.000.000 actions d'une valeur nominale de mille deux cents Francs Congolais (CDF 1200).

Les actionnaires déclarent que toutes les actions souscrites ont été libérées à la date de la constitution de la société et de l'adoption des présents statuts.

Article 9 : Modification du capital

Le capital social peut être augmenté ou réduit sur décision de l'Assemblée Générale des actionnaires statuant dans les conditions requises pour la modification des statuts.

Le capital social peut être augmenté, soit par émission d'actions nouvelles, soit par majoration du montant des actions existantes.

Les actions nouvelles sont libérées soit en espèces, soit par compensation avec des créances certaines, liquides et exigibles sur la société, soit par incorporation de réserves, bénéfices ou primes d'émission, soit par apport en nature.

Les actionnaires ont, proportionnellement au montant de leurs actions, un droit de préférence à la souscription des actions de numéraire émises pour réaliser une augmentation de capital, droit auquel ils peuvent renoncer à titre individuel. Ils disposent, en outre, d'un droit de souscription à titre réductible si l'Assemblée Générale l'a décidé expressément.

Le capital social peut être réduit, soit par la diminution de la valeur nominale des actions, soit par la diminution du nombre des actions.

La réduction du capital est autorisée ou décidée par l'Assemblée Générale Extraordinaire qui peut déléguer au conseil d'administration tous les pouvoirs pour la réaliser.

Mais en aucun cas la réduction du capital ne peut porter atteinte à l'égalité des actionnaires sauf consentement exprès des actionnaires défavorisés. Elle est décidée dans le respect des droits des créanciers.

Article 10 : <u>Libération des actions</u>

Les actions de numéraire émises à la suite d'une augmentation de capital résultant pour partie d'une incorporation de réserves, bénéfices ou primes d'émission et pour partie d'un versement en espèces, doivent être intégralement libérées lors de leur souscription. Toutes autres actions de numéraire peuvent être libérées, lors de leur souscription, du quart.

La libération du surplus intervient en une ou plusieurs fois sur décision du conseil d'administration dans un délai maximum de trois ans à compter soit de l'immatriculation de la société, soit du jour où l'augmentation de capital est devenue définitive.

Les actionnaires qui le souhaitent peuvent procéder à des versements anticipés.

Les appels de fonds sont portés à la connaissance des souscripteurs quinze jours au moins avant la date fixée pour chaque versement, par lettre au porteur contre récépissé ou par lettre recommandée avec demande d'avis de réception, adressée à chaque actionnaire.

A défaut pour l'actionnaire de se libérer aux époques fixées par le conseil d'administration, les sommes dues sont, de plein droit, productives d'intérêt au taux d'intérêt légal, à compter de la date d'exigibilité, sans préjudice des autres recours et sanctions prévus par la loi.

Le conseil d'administration peut, en outre, après un second avis donné par lettre recommandée et resté sans résultats pendant un mois, prononcer la déchéance de l'actionnaire défaillant et poursuivre la réalisation de ses titres au mieux des intérêts de la société, le tout sans préjudice du droit du Conseil d'Administration de lui réclamer le montant dû ou à devoir ainsi que tous dommages et intérêts éventuels.
Les sommes versées par un actionnaire en retard sont imputées sur l'ensemble des actions qu'il possède et sur lesquelles un appel de fonds a été fait.

Article 11 : <u>Forme des actions</u>

Les actions sont nominatives.

Les titres nominatifs sont représentés par des certificats indiquant les noms, prénoms et domicile du titulaire, le nombre d'actions, la valeur nominale, le numéro des actions possédées par le titulaire et la date de jouissance.
Ils sont extraits de registres à souche revêtus de la signature, d'un numéro d'ordre, du timbre de la société et des signatures du président et directeur général ou des deux administrateurs mandatés à cet effet.

Le registre de transferts est tenu et mis à jour par le directeur général.

Article 12 : <u>Cession, transmission et nantissement des actions</u>

Tout projet de nantissement d'actions composant le capital social doit être notifié à la société, par lettre au porteur contre récépissé ou par lettre recommandée avec demande d'avis de réception.

Le projet de nantissement d'actions n'est opposable à la société que s'il a été agrée par le Conseil d'administration.

Si le Conseil d'administration a donné son consentement au projet de nantissement d'actions qui lui a été notifié, ce consentement emporte éventuellement agrément du cessionnaire n'ayant pas antérieurement la qualité d'actionnaire.

Toutefois, en cas de réalisation forcée des actions nanties, la société peut toujours décider de racheter ces actions sans délai en vue de réduire son capital. Dans cette hypothèse, le prix des actions est fixé par expert à défaut d'accord entre la société et le créancier gagiste.

Les actions ne sont négociables qu'après l'immatriculation de la société au registre du commerce et du crédit mobilier. En cas d'augmentation de capital, les actions sont négociables à compter de l'inscription de la mention modificative. Elles demeurent négociables après la dissolution de la société et jusqu'à la clôture de la liquidation.

La cession des actions s'opère, pour les actions nominatives, par l'inscription sur le registre de transferts tenu au siège de la société

L'ordre de transfert, établi sur un formulaire fourni ou agréé par la société, est signé par le cédant ou son mandataire. Si les actions ne sont pas entièrement libérées, mention doit être faite de la fraction non libérée.

La transmission à titre gratuit, ou par suite de décès, s'opère également par un ordre de mouvement, transcrit sur le registre de transferts, moyennant justification de la mutation.

Les frais de transfert des actions sont à la charge des cessionnaires, sauf convention contraire entre cédants et cessionnaires.

Les actions non libérées des versements exigibles ne sont pas admises au transfert.

Les cessions entre actionnaires, ou au profit des conjoints, des ascendants et descendants sont libres.

Dans tous les cas de cession des actions y compris en cas de procédure de réalisation forcée et/ou d'adjudication, il sera procédé comme suit pour respecter le droit de préemption reconnu aux actionnaires.

L'actionnaire qui veut céder une ou plusieurs actions doit aviser la société par lettre recommandée à la poste, de son projet de cession, en fournissant sur la cession projetée toutes les indications en indiquant les noms, prénoms, profession et domicile du ou des cessionnaires proposés, le nombre des actions dont la cession est projetée, ainsi que le prix offert pour chaque action. Il en sera de même en cas de procédure de réalisation forcée ou d'adjudication.

Dans la quinzaine de la réception de cet avis, le conseil d'administration doit informer, par lettre recommandée, chaque actionnaire du projet de cession en lui indiquant les noms, prénoms, profession et domicile du ou des cessionnaires proposés, le nombre des actions dont la cession est projetée ainsi que le prix offert pour chaque part, et en demandant à chaque actionnaire s'il est disposé à acquérir les actions offertes. Il mentionnera également dans ledit courrier le calendrier des modalités d'exercice du droit de préemption conformément aux règles statutaires.

Dans le mois de la réception de cette lettre, chaque actionnaire doit adresser à la société une lettre recommandée faisant connaître sa décision, s'il exerce ou non son droit de préemption. Sa décision ne doit pas être motivée. Faute par lui d'avoir adressé sa réponse dans les formes et délais ci-dessus, il est réputé autoriser la cession.

Le conseil d'administration doit notifier au cédant éventuel, ainsi qu'à chacun des actionnaires ayant déclaré vouloir exercer le droit de préemption, le résultat de la consultation des actionnaires, par lettre recommandée, dans les quinze jours de l'expiration du délai imparti aux actionnaires pour faire connaître leur décision.

L'exercice du droit de préemption par les actionnaires ne sera effectif et définitif que :

1° si la totalité des actions offertes a fait l'objet de l'exercice du droit de préemption, de manière à ce que le cédant soit assuré de la cession, par l'effet de ce droit de préemption, de la totalité de ses actions;

2° ou si le cédant déclare accepter de céder seulement les actions faisant l'objet de l'exercice du droit de préemption.

Si plusieurs actionnaires usent simultanément du droit de préemption et sauf accord différent entre eux, il sera procédé à la répartition des actions à racheter proportionnellement au nombre des actions possédées par chacun d'eux. Si la répartition proportionnelle laisse des actions à racheter non attribuées, ces actions seront tirées au sort par les soins du conseil d'administration entre les actionnaires ayant exercé le droit de préemption. Le tirage au sort aura lieu en présence des intéressés ou après qu'ils auront été appelés par lettre recommandée.

Le prix des actions rachetées par droit de préemption sera égal au montant du prix de cession ou d'adjudication.
Les dispositions qui précèdent sont applicables dans tous les cas de cession des actions entre vifs à titre onéreux, même s'il s'agit d'une vente publique, volontaire ou

ordonnée par décision de justice. L'avis de cession peut être donné dans ce cas, soit par le cédant, soit par l'adjudicataire.

Article 13 : Droits et obligations attachés aux actions

A chaque action est attaché un droit de vote proportionnel à la quotité du capital qu'elle représente et chaque action donne droit à une voix au moins.

Chaque action confère aux actionnaires un droit sur les bénéfices réalisés par la société dont la distribution est décidée par l'assemblée générale conformément aux dispositions des présents statuts.

Elle donne droit sur les actifs nets de la société lors de leur répartition à sa dissolution ou à l'occasion d'une réduction de son capital.

En outre, elle donne le droit de participer et de voter aux assemblées générales, en conformité avec les présents statuts.

Les actionnaires ne supportent les pertes qu'à concurrence de leurs apports.

Les droits et obligations attachés à l'action suivent le titre dans quelle que main qu'il passe.

La propriété d'une action est constatée par l'inscription au registre des actions et emporte de plein droit adhésion aux statuts et aux décisions de l'assemblée générale.

TITRE TROISIEME : ADMINISTRATION –DIRECTION-CONTROLE DE LA SOCIETE

Article 14: Conseil d'administration

La société est administrée par un conseil d'administration composé de trois membres au moins et de douze membres au plus, sous réserve des dérogations prévues par la loi.

En cours de vie sociale, les administrateurs sont nommés ou renouvelés par l'assemblée générale ordinaire des actionnaires; toutefois, en cas de fusion, la nomination peut être faite par l'assemblée générale extraordinaire.

La durée du mandat d'administrateur est de six années.

Les administrateurs sont toujours rééligibles.

OFFICE NOTARIAL LUKUNGA VILLE DE KINSHASA

Ils peuvent être révoqués à tout moment par l'Assemblée Générale Ordinaire.

Les administrateurs peuvent être des personnes physiques ou des personnes morales. Ces dernières doivent, lors de leur nomination, désigner par lettre au porteur contre récépissé ou par lettre recommandée avec accusé de réception adressée à la société, un représentant permanent qui est soumis aux mêmes conditions et obligations et qui encourt les mêmes responsabilités que s'il était administrateur en son nom propre, sans préjudice de la responsabilité solidaire de la personne morale qu'il représente.

Le mandat du représentant permanent lui est donné pour la durée de celui de la personne morale qu'il représente.

Si la personne morale révoque le mandat de son représentant permanent, elle est tenue de notifier sans délai à la société, par lettre au porteur contre récépissé ou par lettre recommandée avec accusé de réception, cette révocation ainsi que l'identité de son nouveau représentant permanent.

Il en est de même en cas de décès, de démission du représentant permanent ou pour toute autre cause qui l'empêcherait d'exercer son mandat.

En cas de vacance d'un ou de plusieurs sièges d'administrateur, par décès ou par démission, le conseil d'administration peut coopter, entre deux assemblées, de nouveaux administrateurs.

Lorsque le nombre des administrateurs est devenu inférieur au minimum, le conseil d'administration doit, dans le délai de trois mois à compter du jour où se produit la vacance, nommer de nouveaux administrateurs en vue de compléter son effectif.

Les délibérations du conseil d'administration prises durant ce délai demeurent valables.

Lorsque le nombre des administrateurs est devenu inférieur au minimum légal, les administrateurs restant doivent convoquer immédiatement l'assemblée générale ordinaire en vue de compléter l'effectif du conseil d'administration.

La vacance et les nominations de nouveaux administrateurs ne prennent effet qu'à l'issue de la séance du conseil d'administration tenue à cet effet.

Les administrateurs personnes physiques, en nom propre ou représentants permanents de personnes morales ne peuvent appartenir simultanément à plus de cinq conseils d'administrations de sociétés anonymes ayant leur siège sur le territoire de la République Démocratique du Congo.

Article 15 : Présidence et délibérations du conseil

Le conseil d'administration nomme un président choisi parmi ses membres personnes physiques.

La durée du mandat du président est de six années mais, ne peut excéder celle de son mandat d'administrateur.

Le mandat de président est renouvelable. Nul ne peut exercer simultanément plus de trois mandats de président de sociétés anonymes ayant leur siège social sur le territoire de la République Démocratique du Congo.

De même, le mandat de président n'est pas cumulable avec plus de deux mandats d'administrateur général ou de directeur général de société anonyme ayant leur siège social sur le territoire de la République Démocratique du Congo.
Le conseil d'administration se réunit aussi souvent que l'intérêt de la société l'exige, sur la convocation de son président ou un de ses directeurs généraux en cas d'empêchement temporaire du président.

Toutefois, des administrateurs constituant au moins le tiers des membres du conseil d'administration peuvent, en indiquant l'ordre du jour de la séance, convoquer le conseil si celui-ci ne s'est pas réuni depuis plus de deux mois.

La réunion a lieu au siège social ou en tout autre endroit indiqué dans la convocation.

La convocation doit être faite 15 jours au moins à l'avance par lettre, télégramme, télex, télécopie ou tout autre moyen de communication électronique. En cas d'urgence motivée dans la lettre de convocation et ratifiée par la délibération du conseil qui est convoqué, le délai peut être réduit jusqu'à 24 heures. Elle mentionne l'ordre du jour. Elle peut même être verbale et sans délai si tous les administrateurs y consentent ou si tous les administrateurs sont présents ou représentés.

Le conseil ne délibère valablement que si tous ses membres ont été régulièrement convoqués et si la moitié au moins de ses membres sont présents.

Le conseil peut délibérer en recourant à des techniques modernes de délibération telles que la visio-conférence ou la conférence téléphonique à la condition expresse que le conseil ratifie ce mode de délibération et que le procédé auquel il a été recouru soit décrit dans le procès verbal. De même, le conseil peut délibérer par écrit, tous les membres du conseil signant un procès-verbal constatant que sa teneur a été adoptée à la majorité requise pour délibérer et pour voter.

Les décisions sont prises à la majorité des membres présents ou représentés. La voix du président de séance est prépondérante.

Un administrateur peut donner, par lettre, télex ou télécopie, mandat à un autre administrateur de le représenter à une séance du conseil d'administration.

Il est tenu un registre de présence qui est signé par les administrateurs participant à la séance du conseil d'administration et en cas de recours à une des techniques prévues aux alinéas précédents, le registre des présences sera signé par le président qui indiquera la liste des administrateurs ayant participé à la séance du conseil d'administration.

Les délibérations du conseil d'administration sont constatées par des procès verbaux mentionnant la date, le lieu de la réunion, le nom des administrateurs présents, représentés ou absents. Les procès-verbaux font également état de la présence ou de l'absence des personnes convoquées à la réunion du conseil d'administration en vertu d'une disposition légale, et de la présence de toute autre personne ayant assisté à tout ou partie de la réunion.

Les procès-verbaux des délibérations sont certifiés sincères par le président et par au moins un administrateur. En cas d'empêchement du président, ils sont signés par deux administrateurs au moins.

Les copies ou extraits des procès-verbaux des délibérations du conseil d'administration sont valablement certifiés par le président ou à défaut, par un fondé de pouvoirs habilité à cet effet.

Article 16 : <u>Pouvoirs du conseil d'administration</u>

Le conseil d'administration est investi des pouvoirs les plus étendus pour agir en toute circonstance au nom de la société dans les seules limites de l'objet social et des pouvoirs expressément attribués par l'Acte Uniforme aux assemblées générales d'actionnaires.

Dans les rapports avec les tiers, la société est engagée même par les actes du conseil d'administration qui ne relèvent pas de l'objet social, à moins qu'elle ne prouve que le tiers savait que l'acte dépassait cet objet ou qu'il ne pouvait l'ignorer compte tenu des circonstances, étant exclu que la seule publication des statuts suffise à constituer cette preuve.

Le conseil d'administration précise les objectifs de la société et l'orientation qui doit être donnée à son administration. Il exerce un contrôle permanent de la gestion assurée par le directeur général. Il arrête les comptes de chaque exercice.

Le conseil d'administration peut conférer à un ou plusieurs de ses membres tous mandats spéciaux pour un ou plusieurs objets déterminés.

Article 17: Direction Générale

Le conseil d'administration nomme, en son sein ou en dehors, un ou plusieurs directeur(s) général ou généraux, personne(s) physique(s). Sur proposition du directeur général, le conseil d'administration peut donner mandat à une ou plusieurs personnes physiques d'assister le directeur général en qualité de directeur général adjoint.

Le directeur général assure la direction générale de la société. Il la représente dans ses rapports avec les tiers.

Pour l'exercice de ses fonctions, il est investi des pouvoirs les plus étendus qu'il exerce dans la limite de l'objet social et le respect des directives du conseil d'administration et sous réserve de ceux expressément attribués aux assemblées générales ou spécialement réservés au conseil d'administration par des dispositions légales ou statutaires.

Dans ses rapports avec les tiers, la société est engagée, même par les actes du directeur général qui ne relèvent pas de l'objet social, à moins qu'elle ne prouve que le tiers savait que l'acte dépassait cet objet ou qu'il ne pouvait l'ignorer compte tenu des circonstances, étant exclu que la seule publication des statuts suffise à constituer cette preuve.

Le directeur général peut être lié à la société par un contrat de travail.

En cas d'empêchement définitif du directeur général, le conseil d'administration pourvoit à son remplacement immédiat en nommant un nouveau directeur général.

Le directeur général peut être révoqué à tout moment par le conseil d'administration. Sauf en cas de décès, de démission ou de révocation, les fonctions de directeur général prennent normalement fin à l'arrivée du terme de son mandat.

Article 18 : Rémunération des dirigeants

L'Assemblée Générale Ordinaire peut allouer aux administrateurs, en rémunération de leurs activités, à titre d'indemnité de fonction, une somme fixe annuelle qu'elle détermine souverainement.

Le conseil d'administration décide librement de la répartition de cette somme entre ses membres.

Le conseil d'administration peut également allouer à ses membres des rémunérations exceptionnelles pour les missions et mandats qui leur sont confiés, ou autoriser le remboursement des frais de voyage, déplacements et dépenses engagées dans l'intérêt de la société sous réserve des dispositions relatives aux conventions réglementées.

Ces rémunérations exceptionnelles sont soumises à l'approbation de l'assemblée générale.

Les modalités et le montant de la rémunération des directeurs généraux et des directeurs généraux adjoints sont fixés par le conseil d'administration qui les nomme.

Le cas échéant, les avantages en nature qui leur sont attribués sont fixés de la même manière que leur rémunération.

Aucune rémunération, permanente ou non, autre que celles prévues ici, ne peut être allouée aux dirigeants, hors les sommes perçues dans le cadre d'un contrat de travail.

Article 19 : Conventions réglementées

Toute convention, autre que celle portant sur des opérations courantes et conclues à des conditions normales, entre la société et l'un de ses administrateurs, le directeur général ou directeur général adjoint doit être soumise à l'autorisation préalable du conseil d'administration et à l'approbation de l'assemblée générale. Il en est de même des conventions auxquelles un administrateur ou le directeur général ou un directeur général adjoint est indirectement intéressé ou dans lesquelles il traite avec la société par personne interposée.

Sont également soumises à autorisation préalable du conseil d'administration, les conventions intervenant entre la société et une entreprise ou une personne morale, si l'un des administrateurs ou le directeur général ou un directeur général adjoint de la société est propriétaire de l'entreprise ou associé indéfiniment responsable, gérant, administrateur, administrateur général adjoint, directeur général ou directeur général adjoint de la personne morale contractante.

Le directeur général avise le commissaire aux comptes, de toute convention autorisée par le conseil d'administration, dans le délai d'un mois à compter de sa conclusion.

Il est interdit aux administrateurs, aux directeurs généraux et aux directeurs généraux adjoints ainsi qu'à leurs conjoints, ascendants ou descendants et aux autres personnes interposées, de contracter, sous quelque forme que ce soit, des emprunts auprès de la société, de se faire consentir par elle un découvert en compte courant ou autrement, ainsi que de faire cautionner ou avaliser par elle leurs engagements envers les tiers.

Article 20 : Assemblées Générales

Les assemblées générales sont convoquées par le conseil d'administration, à défaut par le commissaire aux comptes ou par toute personne habilitée à cet effet.

La convocation est faite quinze jours au moins avant la date de l'assemblée, soit par avis inséré dans un journal d'annonces légales, soit par lettre au porteur contre récépissé ou lettre recommandée avec demande d'avis de réception. Le délai de quinze jours est prolongé de quinze jours supplémentaires si des actionnaires sont des personnes de nationalité étrangère ayant leur siège ou leur résidence en dehors du territoire de la République Démocratique du Congo.

Les Assemblées Générales sont réunies au siège social ou en tout endroit indiqué dans la convocation; étant entendu que l'assemblée générale annuelle ordinaire se réunie obligatoirement au siège social. Les assemblées peuvent se dérouler en visio-conférence à la condition que le président soit présent au lieu de convocation de l'assemblée et préside les débats en visio-conférence, et pour autant que l'assemblée générale marque son accord avec ce mode de délibération ce que le procès-verbal consignera par écrit.

Tout actionnaire a le droit de participer aux assemblées sur justification de son identité et de l'inscription préalable de ses actions sur le registre des actions.

L'inscription doit être effectuée au plus tard cinq jours avant la tenue de l'assemblée.

Les administrateurs non actionnaires peuvent participer à toutes les assemblées des actionnaires avec voix consultative.

Un actionnaire peut se faire représenter par un mandataire de son choix, qu'il soit actionnaire ou un tiers.

Lors de chaque assemblée générale, il est tenu une feuille de présence émargée par les actionnaires présents et par les mandataires, au moment de l'entrée en séance. En cas de visio-conférence, la feuille de présence est émargée par le président.

Les procurations sont annexées à la feuille de présence, à la fin de l'assemblée.

La feuille de présence est certifiée sincère et véritable, sous leur responsabilité par les scrutateurs.

Le bureau de l'assemblée comprend le président et deux scrutateurs qui sont les deux actionnaires représentant le plus grand nombre d'actions par eux-mêmes ou comme mandataires, sous réserve de leur acceptation.

Un secrétaire qui peut ou non être actionnaire est nommé pour établir le procès-verbal des débats.

Le procès-verbal de l'assemblée est signé des membres du bureau et archivé au siège de la société avec la feuille de présence et ses annexes.

Article 21 : <u>Assemblée Générale Ordinaire</u>

L'Assemblée Générale Ordinaire prend toutes les décisions autres que celles qui sont expressément réservées aux Assemblées Générales extraordinaires et aux assemblées spéciales.

L'Assemblée Générale Ordinaire est réunie au moins une fois par an, dans les six mois de la clôture de l'exercice, sous réserve de la prorogation de ce délai par décision de justice.

L'Assemblée Générale Ordinaire ne délibère valablement, sur la première convocation, que si les actionnaires présents ou représentés possèdent au moins la moitié des actions, sur première convocation, et le quart des actions, sur deuxième et troisième convocations.

L'Assemblée Générale Ordinaire statue à la majorité des voix exprimées.

Dans le cas où il est procédé à un scrutin, il n'est pas tenu compte des bulletins blancs dont disposent les actionnaires présents ou représentés.

Article 22 : Assemblée Générale extraordinaire

L'Assemblée Générale extraordinaire est seule habilitée à modifier les statuts dans toutes leurs dispositions. Tout actionnaire peut participer aux assemblées générales extraordinaires sans qu'une limitation de voix puisse lui être opposée.

L'Assemblée Générale extraordinaire ne délibère valablement que si les actionnaires présents ou représentés possèdent au moins la moitié des actions, sur première convocation, et le quart des actions, sur deuxième et troisième convocations.

L'Assemblée Générale Extraordinaire statue à la majorité des deux tiers des voix exprimées.

Lorsqu'il est procédé à un scrutin, il n'est pas tenu compte des bulletins blancs. Cependant, la décision de transfert du siège social sur le territoire d'un autre état est prise à l'unanimité des membres présents ou représentés.

Article 23 : Commissaires aux comptes

Le contrôle est exercé par un ou plusieurs commissaires aux comptes titulaires exerçant leur mission conformément à la loi.

Un ou plusieurs commissaires aux comptes suppléants appelés à remplacer les titulaires en cas de refus, d'empêchement, de démission ou de décès, sont désignés en même temps que le ou les titulaires et pour la même durée.

La durée du mandat des commissaires aux comptes désignés en cours de vie sociale est de six exercices.

TITRE QUATRIEME :
EXERCICE SOCIAL - ETATS FINANCIERS - BENEFICES

Article 24 : Exercice social

L'exercice social a une durée de douze mois. Il débute le 1er janvier et se termine le 31 décembre de chaque année.

Article 25 : Etats financiers annuels

Il est tenu une comptabilité régulière des opérations sociales conformément aux dispositions de l'Acte uniforme portant organisation et harmonisation des comptabilités.

A la clôture de chaque exercice, telle que prévue à l'article précédent, le conseil d'administration dresse les états financiers de synthèse prévus par l'Acte uniforme susvisé.

Le conseil d'administration établi un rapport de gestion dans lequel il expose la situation de la société durant l'exercice écoulé et son évolution prévisible.

Les états financiers de synthèse et le rapport de gestion sont adressés aux commissaires aux comptes quarante-cinq jours au moins avant la date de l'assemblée générale ordinaire statuant sur les comptes annuels et tenue dans les six mois de la clôture de l'exercice. Ces états financiers et ce rapport sont présentés à l'assemblée par le conseil d'administration.

Article 26 : Affectation et répartition des résultats

Les produits nets de chaque exercice, déduction faite des frais généraux et autres charges de la société, y compris tous amortissements et provisions, constituent les bénéfices nets ou les pertes de l'exercice.

Sur ces bénéfices nets diminués, le cas échéant, des pertes antérieures, il est prélevé dix pour cent pour former le fonds de réserve légale. Ce prélèvement cesse d'être obligatoire lorsque le fonds de réserve atteint une somme égale à dix pour cent du capital social; il reprend son cours lorsque, pour une cause quelconque, la réserve est descendue au dessous de ce plafond.

Le bénéfice net distribuable est constitué par le résultat de l'exercice, augmenté des reports bénéficiaires, diminué des pertes antérieures et du prélèvement pour toutes réserves légales.

Après approbation des comptes et constatation de l'existence d'un bénéfice distribuable, l'assemblée générale détermine, sur proposition du conseil d'administration, toutes sommes qu'elle juge convenables de prélever sur ce bénéfice pour être reportées à nouveau sur l'exercice suivant ou inscrites à un ou plusieurs fonds de réserves ordinaires ou extraordinaires, généraux ou spéciaux, dont elle détermine l'affectation ou l'emploi.

Le surplus, s'il en existe, est attribué aux actionnaires sous forme de dividende dont le paiement doit avoir lieu dans un délai de neuf mois après la clôture de l'exercice, sauf prolongation par décision de justice.

Le paiement des acomptes sur dividendes est interdit. Les dividendes revenant aux actions pour un exercice social déterminé sont payés en une seule fois.

L'assemblée générale peut, après constatation de l'existence de réserves non stipulés indisponibles par la loi, décider en outre, la mise en distribution de sommes prélevées sur ces réserves ; en ce cas, la décision indique expressément les postes de réserve sur lesquels ces prélèvements sont effectués.

Les sommes dont la mise en distribution est décidée sont réparties entre les actionnaires, proportionnellement au nombre de leurs actions.

Les dividendes non réclamés dans les cinq ans de leur exigibilité sont prescrits conformément à la loi.

Les pertes, s'il en existe, sont portées au compte report à nouveau ou compensées directement avec les réserves existantes.

Article 27 : Actif net inférieur à la moitié du capital social

Si, du fait de pertes constatées dans les états financiers de synthèse, les capitaux propres de la société deviennent inférieurs à la moitié du capital social, le conseil d'administration ou éventuellement le commissaire aux comptes doit, dans les quatre mois qui suivent l'approbation des comptes ayant fait apparaitre cette perte, convoquer l'assemblée générale extraordinaire à l'effet de décider s'il y a lieu à dissolution anticipée de la société.

Si la dissolution n'est pas prononcée, le capital doit, dans le délai de deux ans qui suit la clôture de l'exercice déficitaire, être réduit d'un montant au moins égal à celui des pertes qui n'ont pu être imputées sur les réserves, à moins que, dans ce délai, l'actif net n'ait été reconstitué à concurrence d'une valeur au moins égale à la moitié du capital social.

A défaut ou si le capital est réduit à un montant inférieur au minimum légal, tout intéressé peut demander en justice la dissolution de la société.

OFFICE NOTARIAL LUKUNGA VILLE DE KINSHASA

Article 28 : Dissolution – Liquidation

La société peut être dissoute par expiration du terme pour lequel elle a été constituée ou par la volonté des actionnaires réunis en assemblée générale extraordinaire.

La dissolution de la société entraîne sa mise en liquidation. Un ou plusieurs liquidateurs sont nommés parmi les actionnaires ou en dehors d'eux.

Le liquidateur représente la société qu'il engage pour tous les actes de la liquidation.

Il est investi des pouvoirs les plus étendus pour réaliser l'actif, même à l'amiable. Il est habilité à payer les créanciers et à répartir entre les associés le solde disponible. Il ne peut continuer les affaires en cours ou en engager de nouvelles, pour les besoins de la liquidation, que s'il y a été autorisé par l'organe qui l'a désigné.

Article 29 : Contestation - Election de domicile

Toutes contestations relatives aux affaires de la société qui peuvent survenir en cours de vie sociale ou lors de la liquidation, soit entre actionnaires, soit entre un ou des actionnaires et la société, sont soumises à la procédure d'arbitrage de l'OHADA.

A cet effet, en cas de contestation tout actionnaire doit faire élection de domicile dans le ressort du siège social et toutes assignations et significations sont délivrées à ce domicile.

A défaut d'élection de domicile, les assignations et significations sont valablement faites au parquet près le tribunal du lieu du siège social.

Article 30 : Clauses Générales

Pour tout ce qui n'est pas prévu aux présents statuts, les actionnaires entendent se conformer à la législation en vigueur en République Démocratique du Congo.

Les dispositions de cette législation auxquelles il n'est pas dérogé explicitement par les présents statuts sont réputées inscrites et les clauses qui seraient contraire aux dispositions impératives de cette législation sont réputées non-écrites.

Ainsi fait à Kinshasa, en 5 exemplaires originaux, à la date de l'acte notarié.

Pour NAMOYA (BARBADOS) LIMITED

Maître Lambert S. Djunga

Pour Monsieur Arnold T. Kondrat

Maître Lambert S. Djunga

Pour Madame Carmen-Stone Kondrat

Maître Lambert S. Djunga

Pour Monsieur Donald Madilo

Maître Marco Dimandja Lumumba

Monsieur Geoffrey Farr

Maître Marco Dimandja Lumumba

Monsieur Richard Lachcik

Maître Marco Dimandja Lumumba

Monsieur Lambert S. Djunga

DU CONGO

ACTE NOTARIE

L'an deux mil quatorze, le **cinquième** jour du mois de **septembre.**************************************
Nous soussignés **Jean A. BIFUNU M'FIMI**, Notaire de District de LUKUNGA, Ville de Kinshasa et y résidant, certifions que **les Statuts Harmonisés de la Société NAMOYA MINING « NM S.A », ayant son siège social à Kinshasa, au n° 14, Avenue Sergent MOKE, Commune de NGALIEMA**, dont les clauses sont ci-dessus insérées, nous a été présenté ce jour à Kinshasa par .*********************************

Monsieur MONA LIBO Blaise, résidant à Kinshasa, au n° 12, Avenue Monzi, Quartier Foire, Commune de LEMBA.*

Comparaissant en personne en présence de Monsieur **MITEU MWAMBAY Richard** et **Madame NYEMBO FATUMA Marie**, Agents de l'Administration résidant tous deux à Kinshasa, témoins instrumentaires à ce requis réunissant les conditions exigées par la loi.**

Lecture du contenu de l'acte susdit a été faite par nous Notaire, au comparant et aux témoins.*************

Le comparant préqualifié a déclaré devant nous et en présence desdits témoins que l'acte susdit tel qu'il est dressé renferme bien l'expression de la volonté des signataires, qu'ils sont seuls responsables de toutes contestations pouvant naître de l'exécution de l'acte précité sans évoquer la complicité de l'Office Notarial ainsi que du Notaire.***

En foi de quoi les présents ont été signés par nous Notaire, le comparant et les témoins revêtus du sceau de l'Office Notarial de District de LUKUNGA, Ville de Kinshasa.-**

SIGNATURE DU COMPARANT — SIGNATURE DU NOTAIRE

MONA LIBO Blaise — **Jean A. BIFUNU M'FIMI**

SIGNATURE DES TEMOINS

MITEU MWAMBAY Richard — **NYEMBO FATUMA Marie**

DROITS PERCUS : Frais d'acte **9.450 FC.***
Suivant quittance n° **BV 146418** en date de ce jour.***
ENREGISTRE par nous soussignés, ce **cinq septembre de.***
L'an deux mil quatorze à l'Office Notarial de District de LUKUNGA Ville de Kinshasa.*********************
Sous le numéro **15.662** Folio **105 - 127** Volume **CCCCXXXI**.***

LE NOTAIRE
Jean A. BIFUNU M'FIMI

Pour expédition certifiée conforme.**
Coût : **2.900 FC***
Kinshasa, le **05 septembre 2014**.***

LE NOTAIRE
Jean A. BIFUNU M'FIMI

00235770